UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

As previously disclosed on the Current Report on Form 8-K filed with the SEC on April 3, 2024, Hartford Creative Group, Inc. (the “Company”) appointed Lili Dai to serve as the Interim Chief Financial Officer, effective April 1, 2024.

On April 3, 2025, the Board of Directors (the “Board”) of the Company determined by unanimous written consent to appoint Ms. Dai as the Company’s permanent Chief Financial Officer (“CFO”), effective April 3, 2025. As CFO, Ms. Dai will function as the Company’s Principal Financial and Accounting Officer for SEC reporting purposes.

Ms. Dai currently chairs the consulting practice for Green-Keen Consulting LLC. Previously, Ms. Dai served as Interim VP Controller at Inno Holdings Inc., contributing to the company’s successful IPO process. Prior to that, from September 2021 to August 2023, she held the position of Director of Technical Accounting and Reporting at Tattooed Chef LLC, where she oversaw technical accounting matters and external financial reporting. From January 2018 to September 2021, Ms. Dai served as the Director of Accounting and Financial Reporting at Markwins Beauty Brands, responsible for managing global operational accounting and reporting functions. Earlier in her career, from October 2015 to December 2017, she worked as a Senior Technical Corporate Accountant at a multi-billion-dollar company, Monster Energy Drink. Ms. Dai’s tenure at PwC Los Angeles, from January 2012 to October 2015, involved supervising audit engagements for several large companies across diverse industries. She began her professional journey as an auditor at Frazer LLP, a regional CPA firm in California, from April 2008 to December 2011. Ms. Dai holds a Master of Science in Accountancy from California State University Fullerton and is an active Certified Public Accountant.

Employment Agreement with Lili Dai

In connection with the foregoing, the Company has entered into an executive employment agreement (the “Executive Employment Agreement”), pursuant to which the Company has agreed to pay Ms. Dai an amount of $13,300 per month beginning April 3, 2025, until such time as the Board determines future compensation based on Ms. Dai’s performance or other merit-based criteria. Ms. Dai will serve as an “at-will” employee and her employment with the Company may be terminated at any time, with or without cause, upon 60 days’ notice, by either Ms. Dai or the Company. This at-will status may only be modified by an express written agreement signed by Ms. Dai and an authorized Company representative.

In addition, upon termination for any reason, Ms. Dai shall receive: (a) accrued salary under Section 2.1 of the Executive Employment Agreement through the termination date, and (b) accrued benefits through the termination date. No further compensation or benefits shall be owed post-termination pursuant to the terms therein.

The description of the Executive Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Dai and any other person pursuant to which she was selected as Chief Financial Officer. There are no family relationships between Ms. Dai and any director or executive officer of the Company, and Ms. Dai does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of April 3, 2025, between Hartford Creative Group, Inc. and Lili Dai
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Dated: April 8, 2025	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Executive Officer